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                 COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY

           UNANIMOUS WRITTEN CONSENT OF DIRECTORS IN LIEU OF A MEETING

          The Undersigned, being all of the directors of Commonwealth Annuity and Life Insurance Company, a Massachusetts corporation (the "Company), hereby take the following actions in lieu of a meeting:

ESTABLISHMENT OF COMMONWEALTH ANNUITY SEPARATE ACCOUNT A

          WHEREAS, Schedule A, Article 2 of the Company's Restated Articles of Organization and Chapter 175, Section 132G of the Massachusetts General Laws provide that a domestic life insurance company may authorize the establishment of one or more separate accounts independent and apart from the Company's general investment account for the purpose of providing for the issuance by the Company of such variable annuity and variable life insurance contracts ("Contracts") as may be determined from time-to-time; and

          WHEREAS, competitive conditions in the marketing of life insurance make it both desirable and in the best interest of the Company for the Company to be able to issue annuity contracts; and

          WHEREAS, the Board of Directors of the Company desire to authorize and empower its officers to establish and maintain a separate account, so that the Company may exercise each and every power and right permitted to it by Chapter 175, Section 132G and other sections relating thereto, of the Massachusetts General Laws;

          NOW THEREFORE, BE IT RESOLVED, THAT:

1. A separate account designated Commonwealth Separate Account A ("Separate Account") of the Company is established and empowered to:

          a. Provide for the sale of annuity contracts issued and administered by the Company or its agent, which provide for the assets supporting the amounts paid to or held by the Company to be held in the Separate Account;

          b. Register, to the extent required, under the Investment Company Act of 1940, as amended (the "1940 Act"), or file a notification of claim of exemption from such registration, and make applications for such exemptions or orders under the provisions of the 1940 Act as may appear to be necessary or desirable;

          c. Register, to the extent required, under the Securities Act of 1933, as amended (the "1933 Act");

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          d.   Provide for custodial or depository arrangements for assets allocated to the Separate Account including self custodianship or safekeeping arrangements for the Company;

          e. Select an independent public accountant to audit the books and records of the Separate Account;

          f. Invest or reinvest the assets of the Separate Account in appropriate securities or instruments that are authorized pursuant to state law.

          g. Divide the Separate Account into subaccounts with each subaccount investing in shares of designated classes of appropriate securities; and

          h. Perform such additional functions and take such additional action as may be necessary or desirable to carry out the foregoing and the intent and purposes thereof;

          AND FURTHER RESOLVED, THAT:

2. Separate investment divisions ("Sub-Accounts") may be established within the Separate Account to which net payments may be allocated in accordance with the terms of the relevant Contracts, and that the appropriate officers of the Company be and hereby are authorized to increase or decrease the number of Sub-Accounts in the Separate Account, as may be deemed necessary or appropriate from time-to-time;

3. In accordance with the terms of the relevant Contracts, the portion of the assets of each such Separate Account equal to the separate account reserves and other contract liabilities shall not be chargeable with liabilities arising out of any other business the Company may conduct;

4. The income and gains and losses, whether or not realized, from assets allocated to the Separate Account shall be credited to or charged against the Separate Account without regard to other income, gains or losses of the Company or any other Separate Account without regard to other income, gains and losses of the Company or any other Separate Account, and that the income and gains and losses, whether or not realized, from assets allocated to each Sub-Account of the Separate Account shall be credited to or charged against such Sub-Account without regard to other income, gains or losses of the Company, and other Sub-Account or any other Separate Account;

5. The appropriate officers of the Company are authorized to determine investment objectives and appropriate underwriting criteria, investment management policies and other requirements necessary or desirable for the operation and management of the Company's Separate Accounts and Sub-Accounts thereof;

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6.   The appropriate officers of the Company be and they hereby are authorized to deposit such amounts in the Separate Account and the Sub-Accounts thereof as may be necessary or appropriate to facilitate the commencement of operations;

7. The appropriate officers of the Company be and they hereby are authorized to transfer funds from time-to-time between the Company's general account and the Separate Account as deemed necessary or appropriate and consistent with the terms of the relevant Contracts;

8. The appropriate officers of the Company be and they hereby are authorized to change the names or designation of the Separate Account and Sub-Accounts thereof to such other names or designations as they may deem necessary or appropriate;

9. The appropriate officers of the Company, with such assistance from the Company's auditors, legal counsel and independent consultants, or others as they may require, are hereby severally authorized to take all appropriate action, if in their discretion deemed necessary, to: (a) register the Separate Account under the Investment Company Act of 1940, as amended; (b) register the relevant Contracts in such amounts, which may be an indefinite amount, as the appropriate officers of the Company shall from time-to-time deem appropriate under the Securities Act of 1933; (c) to claim exemptions from registration of a Separate Account and/or the relevant Contracts, if appropriate; and (d) take all other actions which are necessary in connection with the offering of the Contracts for sale and the operation of the Separate Account in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal laws, including the filing of any amendments to registration statements, any undertakings, any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws, and the filing of any documents necessary to claim or to maintain such exemptions, as the appropriate officers of the Company shall deem necessary or appropriate;

10. The Assistant Secretary and Assistant General Counsel is hereby appointed as agent for service under any such registration statement and is duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto and to exercise the powers given to such agent in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, the Securities Exchange Act of 1934, or the Investment Company Act of 1940;

11. The appropriate officers of the Company are hereby authorized to establish procedures under which the Company will institute procedures for providing voting rights for owners of such contracts with respect to securities owned by the Separate Accounts.

12. Since it is anticipated that the Separate Accounts will invest in securities, the appropriate officers of the Company are hereby authorized to execute such agreement

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     or agreements as may be necessary or appropriate to enable such investments to be made;

13. The appropriate officers of the Company, and each of them, are hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing votes and the intent and purposes thereof.

                       [Signature Page on the next page.]

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          IN WITNESS WHEREOF, The Undersigned have signed this consent as of the
9th day of February, 2007


                                        /s/ Allan Levine
                                        ----------------------------------------
                                        Allan Levine


                                        /s/ J. William McMahon
                                        ----------------------------------------
                                        J. William McMahon


                                        /s/ Timothy J. O'Neill
                                        ----------------------------------------
                                        Timothy J. O'Neill


                                        /s/ Michael A. Reardon
                                        ----------------------------------------
                                        Michael A. Reardon


                                        /s/ Marc A. Spilker
                                        ----------------------------------------
                                        Marc A.Spilker


                                        /s/ Nicholas H. von Moltke
                                        ----------------------------------------
                                        Nicholas H. von Moltke